Exhibit 99.2

Unaudited pro forma consolidated financial information of MobileBits Holding Corporation and Pringo, Inc.

The unaudited pro forma information below gives effect to the merger of Pringo,Inc. withMobileBits Holdings Corporation as if it had been consummated as of the beginning of the applicable period. The unaudited pro forma information has been derived from the historical Consolidated Financial Statements of these twocompanies. The unaudited pro forma information is for illustrative purposes only. You should not rely on the unaudited pro forma financial information as being indicative of the historical results that would have been achieved had the acquisition occurred in the past or the future financial results that the Company will achieve after the merger.

MobileBits Holdings Corporation and Pringo, Inc.
Pro forma Consolidated Balance Sheet
(Unaudited)

	MobileBits
	Holdings
	Corporation	Pringo, Inc.
	October 31, 2011	September 30, 2011	Pro forma Adjustments		Pro forma Combined
ASSETS

Current assets:
Cash	$1,330,166	$9,372	$-		$1,339,538
Investments in trading securities	-	222	-		222
Accounts receivable, net of allowance for doubtful accounts	-	154,032	-		154,032
Accounts receivables - related party	-	131,060	-		131,060
Prepaid expenses and other current assets	44,455	6,727	-		51,182
Total current assets	1,374,621	301,413	-		1,676,034

Property and equipment, net	-	9,505	-		9,505
Software development costs, net of accumulated amortization	-	237,484	-		237,484
Intangible assets, net of accumulated amortization	10,674	-	3,780,000	(3)	3,790,674
Goodwill	-	-	11,539,000	(3)	11,539,000

Total assets	$1,385,295	$548,402	$15,319,000		$17,252,697

LIABILITIES & STOCKHOLDERS' EQUITY (DEFICIT)

CURRENT LIABILITIES:
Accounts payable and accrued expenses	$70,749	$341,984	$-		$412,733
Accounts payable and accrued expenses - related party	197,881	288,550	-		486,431
Short term debt - related party, net of debt discount	-	191,000	-		191,000
Stock payable	-	-	-		-
Deferred income	-	9,153	-		9,153
Total current liabilities	268,630	830,687	-		1,099,317

COMMITMENTS AND CONTINGENCIES	-	-	-		-

STOCKHOLDERS' EQUITY (DEFICIT):
Preferred stock, $0.001 par value; 10,000,000 shares authorized;
none issued and outstanding
Common stock, $0.001 par value, 100,000,000 shares authorized;
55,506,000 shares issued and outstanding	29,052	23	(23)	(1)	55,506
			29,454	(3)
			(3,000)	(4)
Additional paid-in capital	5,731,518	2,016,985	23	(1)	20,741,779
			(2,254,515)	(2)
			(44,778)	(2)
			15,289,546	(3)
			3,000	(4)
Accumulated deficit	(4,643,905)	(2,254,515)	2,254,515	(2)	(4,643,905)
Accumulated other comprehensive loss	-	(44,778)	44,778	(2)	-

Total stockholders' equity (deficit)	1,116,665	(282,285)	15,319,000		16,153,380

Total liabilities and stockholders' equity (deficit)	$1,385,295	$548,402	$15,319,000		$17,252,697

(1) To retire Pringo's common stock.
(2) To eliminate the accumulated deficit of Pringo.
(3) To record issuance of 29,453,544 shares of common stock valued at $0.50 per share to Pringo, Inc. shareholders.
- Due to volume and recent sales of stock in large volumes at $0.50 per share, $0.50 per share was used to value the shares issued upon the merger.
- The excess of cost over the fair value of the net tangible and identifiable intangible assets acquired is recorded as goodwill.
The amounts allocated to acquired technology and other intangible assets represent our estimates of their fair values at the acquisition date.
(4) The former CEO of MobileBits, Walter Kostiuk, returned 3,000,000 shares after the issuance of 29,453,544 shares issued to Pringo, Inc. shareholders. MobileBits cancelled the 3,000,000 shares.

MobileBits Holdings Corporation and Pringo, Inc.
Pro forma Statements of Operations
(Unaudited)

	MobileBits
	Holdings
	Corporation	Pringo, Inc.
	For the twelve months ended	For the twelve months ended
	October 31, 2011	September 30, 2011	Pro forma Adjustments		Pro forma Combined

Revenues	$-	$895,538	$-		$895,538
Cost of revenues	-	335,827	-		335,827
Gross profit	-	559,711	-		559,711

Operating expenses:
Selling, general and administrative	2,529,634	575,520	-		3,105,154
Depreciation and amortization	4,484	164,121	94,000	(2)	262,605
Total operating expenses	2,534,118	739,641	94,000		3,367,759

Loss from operations	(2,534,118)	(179,930)	(94,000)		(2,808,048)

Other income (expense), net:
Interest expense	-	(37,388)	-		(37,388)
Total other expense, net	-	(37,388)	-		(37,388)

Net loss	$(2,534,118)	$(217,318)	$(94,000)		$(2,845,436)

Net loss per common share - basic and diluted	$(0.10)				$(0.05)

Weighted average number of common shares outstanding
during the period - basic and diluted	25,983,364		26,453,544	(1)	52,436,908

(1) To record as if the 3,000,000 shares returned by the former CEO of MobileBits, Walter Kostiuk, and the issuance of 29,453,544 shares issued to Pringo shareholders occurred at the beginning of the year.

(2) To record amortization of intangibles.